Owner or Program Sponsor Name ______________________

MassMutual
FINANCIAL GROUP℠

Application Part 1A

To: ____ Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, Massachusetts 01111-0001

____ MML Bay State Life Insurance Company
100 Bright Meadow Boulevard
Enfield, Connecticut 06082

The words "we," and "our" refer to the life insurance company specified above.
Underwriting Method: ____ Guaranteed Issue ____ Simplified Issue ____ Full Underwriting

Owner Data

1. **Owner:**
   a. ____ Employer or Participating Employer
   b. ____ Proposed Insured (Include Census)
   c. ____ Trust* (Give name of Trust, Address and Trust Taxpayer ID No.)
   d. ____ As indicated on Part 1B
   e. ____ Other (Give full name, address and Taxpayer ID No.)

   ***If trust, signed Certification of Trust Agreement (or a trust copy) is required.**

2. **Owner Name(s):** ______________________
   a. Name of Trustee(s) **(if applicable):** ______________________
   b. Date of Trust **(if applicable):** ______________________
3. **Owner Address (No. & Street):** ______________________
   City, State, Zip: ______________________
4. **If the Owner is a corporation, is it publicly traded?:** ______________________
5. **If the Owner is a Bank, provide FDIC Certificate number:** ______________________
6. **Taxpayer ID No.:** ______________ 7. **Nature of Business:** ______________
8. **Business Phone No.:** ______________________

Program Sponsor Data (If different than Owner)

9. **Name(s):** ______________________
10. **Program Sponsor Address (No. & Street):** ______________________
    City, State, Zip: ______________________
11. **Primary Contact** (include name and telephone number): ______________________
12. **Taxpayer ID No.:** ______________ 13. **Nature of Business:** ______________

Proposed Insured Data

14. **Proposed Insured: as indicated on Part 1B ____ or as listed on attached census ____ .**

    For each Proposed Insured, the attached census lists: Full Name, Social Security Number, Date of Birth, Gender, Selected Face Amount, and full address of regular place of work.

15. Have all eligible participants been actively at work on a full-time basis for the Employer or its affiliate(s) during the 90 days prior to the effective date of the program? "Actively at work" means working full time at a rate of at least 30 hours per week with no hospitalization and no absence due to illness or accident of more than 5 consecutive business days or a cumulative total of 7 days.
    ____ Yes ____ No **If "No," give detailed explanation in Remarks section.**

    Are any eligible participants actively at work for another employer?
    ____ Yes ____ No **If "Yes," give detailed explanation (including name and address of employer) in Remarks section.**

16. Are any eligible participants currently receiving or applying to receive disability compensation? ____ Yes ____ No
17. Is every Proposed Insured a citizen of and resident in the USA? ____ Yes ____ No

    If No, is citizenship and residence of each Proposed Insured indicated on the census? ____ Yes ____ No

Life Insurance Data (Please check (√) on the appropriate line if you desire the specified feature.)

18. **Permanent Plan** (select one):

    ____ Group Flexible Premium Variable Adjustable Life Insurance (______________________) **Indicate Product**

Owner or Program Sponsor Name ____________________

____ Flexible Premium Variable Adjustable Life Insurance (____________________) **Indicate Product**

____ Flexible Premium Adjustable Life Insurance (____________________) **Indicate Product**

____ Flexible Premium Variable Whole Life With Selected Face Amounts (____________________) **Indicate Product**

____ Other (____________________) **Indicate Product**

19. Death Benefit Option:

____ Option 1 - Selected Face Amount

____ Option 2 - Selected Face Amount plus Account Value

____ Option 3 - Selected Face Amount plus Sum of Premiums Paid (if applicable)

20. Rider Options: (if applicable)

a. Term Rider 1. __Yes ___ No

2. __As indicated on Part 1B

If "Yes" complete one of the following: Term Rider Selected Face Amount $ ____________

Percentage of Total Selected Face Amount ____________ ____________%

b. Waiver of Monthly Charges Rider 1. ___Yes ___ No

2. ___As indicated on Part 1B (Full Underwriting Only)

c. ____ Other (____________________) specify

21. Endorsement Election (if applicable):

____ Alternate Cash Surrender Value Benefit Endorsement

____ Other (____________________) specify

22. Loan Interest Rate: ____ Adjustable ____ Fixed

23. Definition of Insurance Test: ____ Cash Value Accumulation Test ____ Guideline Premium Test (if applicable)

24. Policy Date: _____ _____ _________
mo. day year

25. Premium Amounts (if applicable):

a. Initial Premium paid with Application $ ____________
(Allocated among all insureds as indicated in 25c or attached document.)

b. Planned Annual Premium : $ ____________

c. Method of premium allocation to each policy.

26. Dividend Option (if applicable):

____ Cash ____ Accumulations ____ Reduce Premium ____ Paid-up Additions

Dividends will be applied as Paid-up Additions if no option is elected.

27. The policies applied for will be used in conjunction with an employer-sponsored program involving both males and females. All policies will be issued on a sex-distinct basis unless checked here for unisex basis.

____ Unisex Basis (Home Office Approval Required)

28. Beneficiary Information:

a. _____ Employer

If the Employer is the beneficiary, the Employer certifies, represents and warrants that:

(i) The Employer has a lawful and substantial economic interest in the life, health and bodily safety of each Proposed Insured; and

(ii) The services of each Proposed Insured are such that the Employer expects to realize either:

- A substantial pecuniary gain through the continued life of the Proposed Insured; or
- A substantial pecuniary loss in the event of the Proposed Insured's death.

b. _____ As designated by Proposed Insured on Application (Part 1B)

c. _____ Owner (if other than Proposed Insured)

d. _____ Other (Explain in Remarks Section)

Replacement Information (Required)

29. Is the insurance now being applied for intended to replace or change any insurance or annuity, in whole or part, issued by this or another company? _____ Yes _____ No If "Yes" complete information below:

Company	Policy Number	Product	Amount	1035 Exchange
				_____
				_____

30. If 1035 exchange: approximate value of exchange $__________________ **(In Remarks Section, indicate how 1035 money will be applied on the new policy.)**

Premium Payment Information

31. Premium Payer

___ Owner

___ Insured

___ Other (Name) ______________________________

Mailing Address for Billing

___ Owner's address ___ Insured's home ____________________

___ Insured's business ___ Other ______________________________

32. Has the first premium been paid? ___ Yes ___ No If "Yes" amount paid: $ ____________________

33. I hereby designate the following individual(s) to receive copies of all policy related material on my behalf (check one)

___ Soliciting Producer ___ Other (Name) ______________________________

Address ______________________________

Variable Life Information

	Yes	No
34. Has the Owner received a prospectus or Private Placement Offering Memorandum for the policy(ies) being applied for?	___	___
If "Yes," give date shown on the prospectus or Private Placement Offering Memorandum: ____________________.		
Does the Owner understand that:		
• **The death benefit and the duration of insurance may be variable or fixed under specified conditions?**	___	___
• **The variable account value of the policy may increase or decrease in accordance with the experience of the Separate Account (there are no minimum guarantees as to the variable account value)?**	___	___
• **The fixed account value of the policy earns interest at a rate no less than a minimum specified rate?**	___	___
In view of the above, does the Owner believe that this policy will meet his/her insurance needs and financial objectives?	___	___

Owner Certification

Owner certifies that the following statements are true for all Proposed Insureds listed in the attached census or listed on Part 1B of this application:

A. The Owner has an insurable interest in the Proposed Insured, and

B. Each Proposed Insured is an Exempt Employee. An Exempt Employee is an administrative, executive, or professional employee who is exempt under Title 29, Chapter 8, Section 213 of the United States Code and the regulations adopted pursuant thereto, or the equivalent state statute and regulation of the state in which the Proposed Insured resides, and

C. Each Proposed Insured is either a director or officer of the Owner, or if the Proposed Insured is not a director or officer of the Owner, the Proposed Insured (i) participates or is eligible to participate, upon the satisfaction of age, service or similar eligibility criteria, in a plan which is an employee welfare benefit plan or an employee pension plan under which plan benefits are payable to the employee or a beneficiary designated by the insured employee, and (ii) the total amount of insurance coverage designating the employer as beneficiary under the authority of this subsection is reasonably related to the costs of employee and/or retiree benefits already incurred in connection with such employee benefit plans plus the projected future costs of such benefits as established by the employer, and

D. The Proposed Insured has executed a positive consent to be insured by the Owner at, or prior to, the time the insurance coverage is proposed to take effect, and

E. The Proposed Insured is currently employed by the Owner, and

F. All Proposed Insureds are U.S. citizens. (If all Proposed Insureds are not U.S. citizens, please list those individuals and indicate their VISA type as either Permanent or Temporary).

Remarks Section

Question #	Explanation

Agreements and Signatures

The Application – This is part of an application for life insurance. The application includes this Part 1A and its attached Census and Table of Temporary Insurance Rates, the Part 1B (which has been or which will be completed by the Proposed Insured), any Part 2 that may be required, and any amendments or supplements to either Part. To the best of the knowledge and belief of the person(s) signing below, all statements in this application are complete and true and were truly recorded. Each person signing below adopts all the statements made in the application and agrees to be bound by them. This Application (Part 1A) is valid until withdrawn by the Owner by written notice to us at our Home Office. Withdrawal of this Application (Part 1A) shall not necessarily affect its use with applications submitted prior to the date we receive such notice.

Beneficiary – Unless otherwise requested, surviving beneficiaries in any class shall take equally. If percentages or fractions are indicated and any beneficiary dies before the insured, payment shall be made proportionately to the surviving beneficiaries in that class. If no beneficiary is entitled to the payment at the time of claim, the proceeds shall be made to the owner, if living, or the owner's estate.

Liability of Company – The insurance applied for will not take effect unless the first premium is paid during the lifetime of the person to be insured under the policy and the application must be approved by the insurer at its Home Office. The policy must be delivered to the Owner named in the policy and, at the time of payment and delivery, all statements made in this application related to the insurability of all persons to be insured under the policy must be complete and true as though they were made at that time.

Authority of Producers – No producer can change the terms of this application or any policy issued by the insurer. No producer can waive any of the insurer's rights or requirements or extend the time for any payment.

Changes and Corrections – Any material change or correction of the application will be shown on an Amendment of Application attached to the policy. Acceptance of any policy issued shall be acceptance of any change or correction of the application made by the Company. However, any correction or change in the amount, classification, plan of insurance, or riders applied for in this application must be agreed to in writing.

ANY POLICY OR CERTIFICATE ISSUED AS A RESULT OF A MATERIAL MISSTATEMENT OR OMISSION OF FACTS MAY BE VOIDED, AND THE COMPANY'S ONLY OBLIGATION SHALL BE TO RETURN THE PREMIUMS PAID.

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance may be guilty of a crime and may be subject to fines and confinement in prison.

Taxpayer Identification – The Owner of the Policy applied for herein certifies, under penalties of perjury, that (i) the number referred to in 6 or 12 of this application is his/her correct Taxpayer Identification Number (or he/she is waiting for a number to be issued); and (ii) he/she is not subject to backup withholding either because he/she has not been notified by the Internal Revenue Service (IRS) that he/she is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him/her that he/she is no longer subject to backup withholding, and (iii) the Owner is a U.S. person. [If the IRS has notified the Owner that he/she is subject to backup withholding and he/she has not received notice from the IRS that backup withholding has terminated, he/she should strike out language in (ii) above.]

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications to avoid backup withholding.

Signature of Owner or Participating Employer/Program Sponsor (if different than Owner) ____________ Date ____________

____
(print name required)

____
Title of Person authorized to sign for the Participating Employer/Program Sponsor

Signature of Authorized Person ____________ Date ____________

Signature of Soliciting Agent/Producer ____________ Signed at (city/state) ____________

Print Soliciting Agent/Producer name ____________ General Agent submitting application/Agency # (If any) ____________

Replacement Information (Required)

Will the insurance now being applied for replace or change, or is it intended to replace or change, any insurance or annuity, in whole or in part, issued by this or any other company? ____ Yes ____ No

General Agent Submitting Application ____________ Signature of Soliciting Producer ____________

MassMutual
FINANCIAL GROUP™

Application Part 1B

To: ____ Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, Massachusetts 01111-0001

____ MML Bay State Life Insurance Company
100 Bright Meadow Boulevard
Enfield, Connecticut 06082

The words "we," and "our" refer to the life insurance company specified above.
Underwriting Method: ____ Guaranteed Issue (Complete Section 1 Only)
____ Simplified Issue (Complete Sections 1 & 2) ____ Full Underwriting (Complete Sections 1, 3 & 4 Only)

SECTION 1

Proposed Owner Information

1. **Policy/Certificate Owner Name** (Complete only if question 1d. is checked on application Part 1A):

____

a. **Name of Trustee(s)** (if applicable)*: ______________________________

b. **Date of Trust** (if applicable): ______________________ *If trust, signed Certification Of Trust Agreement (or a trust copy) is required.

2. **Policy/Certificate Owner Address (No. & Street):** ______________________________

City, State, Zip: ______________________________

a. **Policy/Certificate Owner's Taxpayer ID Number/Social Security Number:** ______________________________

b. **Policy/Certificate Owner's Telephone Number:** Home: ______________________ Work: ______________________

3. **Program Sponsor Name:** ______________________________

Proposed Insured Information

4. **Proposed Insured's Name** (Last, First, MI): ______________________________

5. **Date of Birth:** ______ ______ ________
mo. day year

6. **Birthplace:** ______________________________

7. **Sex:** ____ Male ____ Female

8. **Social Security Number** ______________________________

9. **Proposed Insured's Telephone Number:** Home: ______________________ Work: ______________________

10. **U.S. Citizen:** ___ Yes ___ No **If not U.S., what country?** ______________________________

Type of Visa: ___ Perm ___ Temp **Visa ID #:** ______________________________

Passport ID # for non U.S., non Visa holders: ______________________________

11. **Proposed Insured's Home Address (No. & Street):** ______________________________

City, State, Zip ______________________________

12. **Proposed Insured's Business Address (No. & Street):** ______________________________

City, State, Zip ______________________________

13. **Proposed Insured's Regular Place of Work Address (No. & Street):** ______________________________
(if different than business address)

City, State, Zip ______________________________

14. **Proposed Effective Date:** ______ ______ ________
mo. day year

15. **Rider Option** (if applicable): ____ Yes ____ No

16. First premium paid with application $______________________ Planned premium for year one $______________________

Beneficiary Information

Complete only if question 28b is checked on Application Part 1A.

17. For all beneficiaries, print full name(s) and relationship(s) to the Proposed Insured.
Death benefit proceeds will be paid in one sum unless otherwise requested.

Beneficiary	Relationship	Address
a. Primary ______	______	______
b. Secondary *(Optional)* ______	______	______
c. Tertiary *(Optional)* ______	______	______

If two or more persons are the beneficiaries in any class, payment shall be made equally to them or equally to the surviving beneficiaries in that class unless otherwise requested. If percentages or fractions are indicated and any beneficiary dies before the Insured, any share due that beneficiary will be paid proportionately to the surviving beneficiaries in that class. If payment is made in one sum and there is no beneficiary entitled to payment when the Insured dies and the Insured is the Owner at that time, payment shall be made to the estate of the Insured, but if the Insured is not the Owner, payment shall be made to the Owner.

Personal Information Regarding the Proposed Insured

18. Has the Proposed Insured been actively at work on a full-time basis beginning with and during the 90 days prior to the date of signing this application Part 1B? "Actively at work" means working full time at a rate of at least 30 hours per week with no hospitalization and no absence due to illness or accident of more than 5 consecutive business days or a cumulative total of 7 days.
____ Yes ____ No **If "No," give detailed explanation in Remarks section.**

 a. Is the Proposed Insured actively at work for another employer? **If "Yes," give detailed explanation (including name and address of employer) in Remarks section.**

19. Is the Proposed Insured currently receiving or applying to receive disability compensation? ____ Yes ____ No
If "Yes," explain in Remarks section.

20. Has the Proposed Insured smoked cigarettes in the last 12 months? ____ Yes ____ No **If "Yes," specify in Remarks section.**

21. Has the Proposed Insured used any tobacco or nicotine products within the past 12 months? ____ Yes ____ No **If "Yes," please give the type, frequency and last date used** ______________________.

22. Proposed Insured's annual earned income: $ ____________ Proposed Insured's financial net worth: $ ____________

23. Proposed Insured's current driver's license no. ____________ State ____________

24. Amount of insurance currently applied for, or now in force, on the Proposed Insured in this or other companies.
If none, check here. ____

Company Name	Face Amount	Year Issued	Application Pending
			____ Yes ____ No

25. List all occupations of Proposed Insured and the exact duties of each.

Occupation(s)	Exact Duties

26. **(Complete only if employer will be owner and beneficiary) Please check one:**

a. ____ Yes. I consent to my employer purchasing a life insurance policy on my life. I agree and understand that:

- The employer will pay all the premiums, have all the rights of ownership, and be the sole beneficiary of the policy. I agree that my administrators, estate, heirs and assigns have no rights to any policy proceeds; and
- The employer or their successors will continue to be the owner and beneficiary of the policy(ies) after the end of my employment with the employer or its successors.

b. ____ No. I do not consent to my employer purchasing a life insurance policy on my life.

Replacement Information (Required)

27. Is the insurance now being applied for intended to replace or change any insurance or annuity, in whole or part, issued by this or another company? ____ Yes ____ No **If "Yes" complete information below:**

Company	Policy Number	Product	Amount	1035 Exchange

28. If 1035 exchange: approximate value of exchange $____________ **(In Remarks Section, indicate how 1035 money will be applied on the new policy.)**

SECTION 2

Simplified Issue

	Yes	No
29. Has the Proposed Insured ever been treated for, or been diagnosed by a member of the medical profession as having, a deficiency of the immune system, such as Acquired Immune Deficiency Syndrome (AIDS) or AIDS related complex (ARC)? ..	___	___
30. Has the Proposed Insured ever consulted, been treated by or been diagnosed by a member of the medical profession for any of the following: cancer, diabetes, tumor, stroke, high blood pressure, psychiatric or mental disorder, alcohol or drug abuse or a disorder or disease of the heart or cardiovascular system, lung, kidney, liver, brain or nervous system?	___	___
31. Has the Proposed Insured applied for life insurance and been declined, rated, restricted or postponed in the last 10 years?	___	___
32. Does the Proposed Insured anticipate any foreign travel and/or have a foreign residence? **(If "Yes" complete Foreign Travel Supplement)**..............	___	___

If "Yes" answers given in 29, 30, or 31, give details in Remarks section.

SECTION 3

Full Underwriting

	Yes	No
33. Does the Proposed Insured anticipate any foreign travel and/or have a foreign residence? **(If "Yes" complete Foreign Travel Supplement)**..............	___	___
34. Within the last 3 years has the Proposed Insured been, or does s/he expect to become, a pilot, student pilot, or crew member of any type of aircraft? **(If "Yes" complete Aviation Supplement)**	___	___
35. Within the last 3 years has the Proposed Insured taken part in, or does s/he expect to take part in, underwater diving, hang gliding, para sailing, para kiting, parachuting, skydiving, mountain climbing, bungee jumping, helicopter skiing, or organized racing by automobile, motorcycle, motorboat, or snowmobile, or any other form of hazardous activity or extreme sports? **(If "Yes" complete Avocation Supplement)**..............	___	___
36. Within the last 5 years has the Proposed Insured been in a motor vehicle accident, been convicted of a moving violation, or received a driver's license restriction or revocation?	___	___
37. Within the last 10 years has the Proposed Insured been convicted of operating a motor vehicle while under the influence of alcohol or other drugs?	___	___
38. Has the Proposed Insured ever been convicted of a felony, or is s/he currently on parole or probation?	___	___

SECTION 4

Non-Medical **Complete this section only if Proposed Insured is not being examined by MassMutual**

39. Proposed Insured's Name ____________ D.O.B___/___/____ S.S # ____-___-____

40. Height ______ Weight _______ lb If weight changed by over 10 lb in the last year, indicate amount and reason

41. Name and address of Proposed Insured's personal physician

Name ____________

Address ____________

____

(phone number if known) ____________

41a. Date last seen and reason: ____________

____

42. Proposed Insured's Family History

Relative	Health Problems-Include age at onset (especially for cardiovascular disease)	Age if living	Age at death	Cause of Death
Father				
Mother				
Brother(s)/ Sister(s)				

If answer "Yes" to any of the following questions, circle applicable item and explain in area Remarks Section. IDENTIFY QUESTION & NUMBER/*Give diagnosis or symptoms, tests performed, dates, types and amounts of medication, length of disability, degree of recovery, and names and addresses of all health professionals. Supplement "A" may be attached if necessary to fully explain details.*

	Yes	No
43. Has Proposed Insured:		
a. smoked cigarettes during the last 12 months?	___	___
b. used tobacco or products containing nicotine within the last 12 months?	___	___
c. used tobacco or products containing nicotine within the last 24 months?	___	___
44. In the last 10 years has Proposed Insured consulted a health professional regarding:		
a. chest pain, heart attack, high blood pressure, heart murmur, palpitations or any other disorder of the heart, arteries or veins?	___	___
b. a tumor or cancer including skin cancer, melanoma or colon polyps?	___	___
c. a disorder of the blood or immune system including anemia, blood clots, bleeding, immune deficiency, leukemia or lymphoma?	___	___
d. a disorder of the brain, spinal cord or nervous system including seizures, tremors, paralysis, fainting, stroke or TIA (transient ischemic attack)?	___	___
e. depression, anxiety, stress, psychosis, suicide thoughts or attempts, anorexia or bulimia, obsessive compulsive disorder, bipolar disorder, or other emotional disorder?	___	___
45. In the last 10 years, has Proposed Insured:		
a. used cocaine, barbiturates, narcotics, stimulants, hallucinogens or other controlled substances not prescribed by a physician?	___	___
b. received treatment, attended a program or been counseled for alcohol or drug abuse or been advised by a health professional to reduce the use of alcohol?	___	___
46. In the last 5 years has Proposed Insured consulted a health professional regarding:		
a. a disorder of the eyes, ears, nose, throat?	___	___
b. asthma, shortness of breath, bronchitis, emphysema, COPD (chronic obstructive pulmonary disease), pneumonia, sleep apnea, or any other disorder of your respiratory system?	___	___
c. a disorder of the digestive system, liver, pancreas or gall bladder including hepatitis, jaundice, ulcers, intestinal bleeding, colitis, Crohn's disease (ileitis)?	___	___
d. a disorder or impairment of the muscles, bones, joints, nerves, including arthritis, gout, sciatica or amputations?	___	___
e. chronic fatigue syndrome, lupus or other rheumatologic disorder?	___	___
f. diabetes or a disorder of the thyroid, pituitary or adrenal glands?	___	___
g. a disorder of the kidneys, bladder, prostate or urinary tract or findings of sugar, protein or blood in the urine?	___	___

	Yes	No
47. In the last 3 years has the Proposed Insured consulted a health professional regarding:		
a. a disorder of the uterus, cervix, ovaries, or breasts?	___	___
b. a disorder of the skin including eczema and psoriasis?	___	___
c. a diagnosis of Human Immunodeficiency Virus (HIV) infection or Acquired Immune Deficiency Syndrome (AIDS)	___	___
48. In the last 3 years has the Proposed Insured had an application for life, disability, or health insurance, denied, postponed, rated, or restricted?	___	___
49. In the last year, unless previously stated on this application, has the Proposed Insured:		
a. had a physical exam, checkup, or evaluation by a health professional? (If Yes, provide diagnosis or findings)	___	___
b. had an injury treated by a health professional or medical facility?	___	___
c. had an electrocardiogram, x-ray, blood test, or other diagnostic test, excluding a HIV test?	___	___
d. had surgery or been a patient in a hospital, clinic, or other medical or mental health facility?	___	___
e. been advised to have surgery, medical treatment, or diagnostic testing, excluding HIV testing, that has not yet been completed?	___	___
50. Is the Proposed Insured currently:		
a. under treatment or taking any prescribed medication (other than contraceptives)?	___	___
b. taking any herbal or non-prescription medication at least weekly?	___	___
c. pregnant? (If Yes, provide expected delivery date: _______)	___	___

Remarks Section

Question #	Explanation

Agreements and Signatures

The person(s) signing below acknowledge and agree that:

The Application – This is part of an application for life insurance. The application includes this Part 1A and its attached Census and Table of Temporary Insurance Rates, the Part 1B (which has been or which will be completed by the Proposed Insured), any Part 2 that may be required, and any amendments or supplements to either Part. To the best of the knowledge and belief of the person(s) signing below, all statements in this application are complete and true and were truly recorded. Each person signing below adopts all the statements made in the application and agrees to be bound by them. This Application (Part 1A) is valid until withdrawn by the Owner by written notice to us at our Home Office. Withdrawal of this Application (Part 1A) shall not necessarily affect its use with applications submitted prior to the date we receive such notice.

Beneficiary – Unless otherwise requested, surviving beneficiaries in any class shall take equally. If percentages or fractions are indicated and any beneficiary dies before the insured, payment shall be made proportionately to the surviving beneficiaries in that class. If no beneficiary is entitled to the payment at the time of claim, the proceeds shall be made to the owner, if living, or the owner's estate.

Liability of Company – The insurance applied for will not take effect unless the first premium is paid during the lifetime of the person to be insured under the policy and the application must be approved by the insurer at its Home Office. The policy must be delivered to the Owner named in the policy and, at the time of payment and delivery, all statements made in this application related to the insurability of all persons to be insured under the policy must be complete and true as though they were made at that time.

Authority of Producers – No producer can change the terms of this application or any policy issued by the insurer. No producer can waive any of the insurer's rights or requirements or extend the time for any payment.

Changes and Corrections – Any material change or correction of the application will be shown on an Amendment of Application attached to the policy. Acceptance of any policy issued shall be acceptance of any change or correction of the application made by the Company. However, any correction or change in the amount, classification, plan of insurance, or riders applied for in this application must be agreed to in writing.

Authorization to Obtain and Disclose Information (For The Insured And/Or Applicant) – I have received the notice about the Medical Information Bureau, Inc. (MIB). I have also received the notice about the Fair Credit Reporting Act. I understand and authorize an investigative report to be made. This report may include information about my character, general reputation, personal characteristics and mode of living. I hereby authorize certain parties that have any records or knowledge of me and my health to make such information available to Massachusetts Mutual Life Insurance Company and/or MML Bay State Life Insurance Company, their reinsurers, and MML Insurance Agency, Inc. These parties include: any licensed physician, medical practitioner, hospital, clinic, other medical or medically related facility, the MIB, or other organization. I also authorize MassMutual, or its reinsurers, to disclose information about me to the MIB in the form of a brief coded report for participation in MIB's fraud prevention and detection programs. I agree that the photocopy or facsimile of this authorization may be used to obtain information. (This authorization is only valid where permitted by law.)

ANY POLICY OR CERTIFICATE ISSUED AS A RESULT OF A MATERIAL MISSTATEMENT OR OMISSION OF FACTS MAY BE VOIDED, AND THE COMPANY'S ONLY OBLIGATION SHALL BE TO RETURN THE PREMIUMS PAID.

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance may be guilty of a crime and may be subject to fines and confinement in prison.

Taxpayer Identification – The Owner applied for herein certifies, under penalties of perjury, that (i) the number referred to in 2a of this application is his/her correct Taxpayer Identification Number (or he/she is waiting for a number to be issued); and (ii) he/she is not subject to backup withholding either because he/she has not been notified by the Internal Revenue Service (IRS) that he/she is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him/her that he/she is no longer subject to backup withholding, and (iii) the Owner is a U.S. person. [If the IRS has notified the Owner that he/she is subject to backup withholding and he/she has not received notice from the IRS that backup withholding has terminated, he/she should strike out language in (ii) above.]

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications to avoid backup withholding.

Signature of Proposed Insured ____________________ Date ____________

Print name of Proposed Insured (Required) ____________________

Signature of Certificate Owner (if not Proposed Insured) ____________________ Date ____________

(print name required) ____________________

Applicant, if not Owner: ____ Insured ____ Other ____________________ (print name required)

Signature of Applicant (if not Owner or Insured) ____________________ Date ____________

Signature of Soliciting Agent/Producer ____________________ Signed at (city/state) ____________

Print Soliciting Agent/Producer name ____________________ General Agent submitting application/Agency # (If any) ____________

Replacement Information (Required)

Will the insurance now being applied for replace or change, or is it intended to replace or change, any insurance or annuity, in whole or in part, issued by this or any other company? ____ Yes ____ No

General Agent Submitting Application ____________________ Signature of Soliciting Producer ____________________